QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 12, 2007, relating to the combined financial statements of Claims Services Group (entities commonly controlled by Automatic Data Processing, Inc.), appearing in the Solera Holdings, Inc. Annual Report on Form 10-K for the year ended June 30, 2007 and to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
San Jose, California
September 14, 2007

QuickLinks

CONSENT OF INDEPENDENT AUDITORS